Exhibit 10.1

SECOND STANDSTILL AND AMENDMENT AGREEMENT

     This SECOND STANDSTILL AND AMENDMENT AGREEMENT (this "Second Standstill Agreement"), dated as of October 15, 2002, is among SEITEL, INC. (the "Company"), a Delaware corporation, each of its Subsidiaries identified below, and each of the investors listed on the signature pages hereto (together with successors and assigns of each, a "Noteholder," and collectively, the "Noteholders"). Capitalized terms have the respective meanings ascribed thereto in Section 1 hereof.

W I T N E S S E T H:

     WHEREAS, each of the 1995 Noteholders and the Company are party to those certain separate Note Purchase Agreements dated as of December 28, 1995 (collectively, as amended, the "1995 Note Purchase Agreement"), providing for the sale by the Company and the purchase by the 1995 Noteholders of the Company's 7.17% Series B Senior Notes due December 30, 2002 (the "Series B Notes") in the aggregate original principal amount of $27,500,0d0 and the Company's 7.48% Series C Senior Notes due December 30, 2002 (the 'Series C Notes" and together with the Series B Notes, collectively, the "1995 Notes") in the aggregate original principal amount of $22,500,000; and

     WHEREAS, each of the 1999 Noteholders and the Company are party to those certain separate Note Purchase Agreements dated as of February 12, 1999 (collectively, as amended, the "1999 Note Purchase Agreement"), providing for the sale by the Company and the purchase by the 1999 Noteholders of the Company's 7.03% Series D Senior Notes due February 15, 2004 (the "Series D Notes") in the aggregate original principal amount of $20,000,000, the Company's 7.28% Series B Senior Notes due February 15, 2009 (the "Series E Notes") in the aggregate original principal amount of $75,000,000 and the Company's 7.43% Series F Senior Notes due February 15, 2009 (the "Series F Notes" and together with the Series D Notes and the Series E Notes, collectively, the "1999 Notes") in the aggregate original principal amount of $43,000,000; and

     WHEREAS, each of the 2001 Noteholders and the Company are party to those certain separate Note Purchase Agreements dated as of October 15, 2001 (collectively, the "2001 Note Purchase Agreement"), providing for the sale by the Company and the purchase by the 2001 Noteholders of the Company's 7.04% Series G Senior Notes due October 15, 2006 (the "Series G Notes") in the aggregate original principal amount of $20,000,000, the Company's 7.19% Series H Senior Notes due October 15, 2008 (the "Series H Notes") in the aggregate original principal amount of $50,000,000 and the Company's 7.34% Series I Senior Notes due October 15, 2011 (the "Series I Notes" and together with the Series G Notes and the Series H Notes, collectively, the "2001 Notes") in the aggregate original principal amount of $37,000,000; and

     WHEREAS, the 1995 Note Purchase Agreement, the 1999 Note Purchase Agreement and the 2001 Note Purchase Agreement are collectively referred to herein as the "Note Purchase Agreements;" and

     WHEREAS, the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes, the Series H Notes and the Series I Notes are collectively referred to herein as the "Notes;" and

     WHEREAS, the obligations of the Company under the Note Purchase Agreements and the Notes have been guaranteed by the Restricted Subsidiaries pursuant to the Subsidiary Guaranties; and

     WHEREAS, on the date hereof, the Company's records indicate that each Noteholder is the registered owner, in its own or its nominee's name, of one or more of the Notes; and

     WHEREAS, the Noteholders, the Company and the Subsidiary Guarantors are party to that certain Standstill and Amendment Agreement dated as of July 17, 2002 (and together with various preceding standstill, forbearance and/or amendment agreements between the Company and the Noteholders, collectively, the "Original Standstill Agreement") pursuant to which such Noteholders agreed to forbear until October 15, 2002 (the "Original Termination Date") from exercising rights and remedies they had pursuant to the Note Purchase Agreements as a result of the existence and occurrence of certain Events of Default and the Company agreed to comply with certain terms and conditions as more fully described therein; and

     WHEREAS, certain Defaults or Events of Default have occurred and continue to exist; and

     WHEREAS, the Company acknowledges and agrees that, upon the expiration of the Original Standstill Agreement, the Noteholders would have the right under the Note Purchase Agreements to accelerate the Notes immediately and otherwise exercise, or cause to be exercised, all rights and remedies available to the Noteholders under the Note Purchase Agreements and under law and in equity; and

     WHEREAS, the Company has requested that the Noteholders' (a) continue to forbear from exercising any rights and remedies in respect of any Existing Event of Default during the Standstill Period, (b) extend the Original Termination Date and (c) provide certain other accommodations to the Company as set forth herein; and

     WHEREAS, the Company has, in consideration of the accommodations referred to in the immediately foregoing clause, agreed to comply with the terms and conditions of this Second Standstill Agreement; and

     WHEREAS, the Company and each Noteholder are desirous of entering into this Second Standstill Agreement on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the matters referred to above, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS.

       The following terms listed below have the meanings set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreements.

       "Canadian Counsel" has the meaning assigned to such term in Section 5(c) of this Second Standstill Agreement.

       "Canadian Subsidiaries" has the meaning assigned to such tern in Section 5(b) of this Second Standstill Agreement.

       "Company" has the meaning assigned to such term in the first paragraph of this Second Standstill Agreement.

       "Existing Event of Default" means an Event of Default listed on Exhibit A hereto.

       "Financial Advisor" means Crossroads, LLC, the financial advisor to the Noteholders' special counsel.

       "Financing Documents" means, collectively, each of the separate Note Purchase Agreements, as amended, the Notes, as amended, the Subsidiary Guaranties, and each of the other documents executed in connection with any of the foregoing, as any such documents may be amended from time to time.

       "Local Counsel" has the meaning assigned to such term in Section 5(c) of this Second Standstill Agreement.

       "1995 Note Purchase Agreement" has the meaning assigned to such term in the first "whereas" clause of this Second Standstill Agreement.

       "1995 Noteholders" means the parties listed in Schedule A hereto.

       "1995 Notes" has the meaning assigned to such term in the first "whereas" clause of this Second Standstill Agreement.

       "1999 Note Purchase Agreement" has the meaning assigned to such term in the second "whereas" clause of this Second Standstill Agreement.

       "1999 Noteholders" means the parties listed in Schedule B hereto.

       "1999 Notes" has the meaning assigned to such term in the second "whereas" clause of this Second Standstill Agreement.

       "Note Purchase Agreements" has the meaning assigned to such term in the fourth "whereas" clause of this Second Standstill Agreement.

       "Noteholder Consent" has the meaning assigned to such term in clause (vi) of the definition of "Termination Event."

       "Noteholders" has the meaning assigned to such term in paragraph of this Second Standstill Agreement.

       "Notes" has the meaning assigned to such term in the fifth clause of this Second Standstill Agreement.

       "Original Standstill Agreement" has the meaning assigned to in the eighth "whereas" clause of this Second Standstill Agreement.

       "Original Termination Date" has the meaning assigned to such term in the eighth "whereas" clause of this Second Standstill Agreement.

       "Person" means and includes an individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or any government or any department or agency thereof.

       "Required Noteholders" means the holders of a majority of the unpaid principal amount of each of the 1995 Notes, the 1999 Notes and the 2001 Notes, respectively, then outstanding L (exclusive of Notes then owned by the Company or any of its Affiliates).

       "Second Standstill Effective Date" has the meaning assigned to such term in Section 8 of this Second Standstill Agreement, but in all respects shall be deemed to be nunc pro tunc to October 15, 2002.

       "Seismic Advisor" has the meaning assigned to such term in Section 5(c) of this Second Standstill Agreement.

       "Senior Officer" means with respect to any Person, any member of the board of directors, the chief executive officer, the chief operating officer, the chief financial officer, the general counsel, the president and any vice president or more senior officer of such Person, whether currently or formerly serving the Company in that or any other capacity included herein.

       "Series B Notes" has the meaning assigned to such term in the first "whereas" clause of this Second Standstill Agreement.

       "Series C Notes" has the meaning assigned to such term in the first "whereas" clause of this Second Standstill Agreement.

       "Series D Notes" has the meaning assigned to such term in the second "whereas" clause of this Second Standstill Agreement.

       "Series E Notes" has the meaning assigned to such term in the second "whereas" clause of this Second Standstill Agreement.

       "Series F Notes" has the meaning assigned to such term in the second "whereas" clause of this Second Standstill Agreement.

       "Series G Notes" has the meaning assigned to such term in the third "whereas" clause of this Second Standstill Agreement.

       "Series H Notes" has the meaning assigned to such term in the third "whereas" clause of this Second Standstill Agreement.

       "Series I Notes" has the meaning assigned to such term in the third "whereas" clause of this Second Standstill Agreement.

       "Second Standstill Agreement" 'has the meaning assigned to such term in the first paragraph of this Second Standstill Agreement.

       "Standstill Period" means the period commencing on the Second Standstill Effective Date and ending on the Termination Date.

       "Steering Committee" means an ad hoc working group of Noteholders from time to time who work with the Company and its professionals and with the Noteholders and their professionals and advisors regarding the defaults.

       "Subsidiary Guarantors" means all of the Subsidiaries party to Subsidiary Guaranties.

       "Termination Date" means the earlier of

      December 2, 2002; or

      the date of the occurrence of any Termination Event; or

      the date that any Termination Notice is delivered.

               "Termination Event" means

  the failure by the Company to perform any covenant set forth in this Second Standstill Agreement, including, without limitation, in Section 5 and Section 9;

  the failure of any representation or warranty in Section 6 to be true and correct;

  the occurrence of any Default or Event of Default other than an Existing Event of Default;

  on or after the Second Standstill Effective Date the Company or any Subsidiary is (A) in default (as principal or as guarantor or other surety) in payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto or (B) in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto, or any other condition exists, and, as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates or payment (excluding, in each case, Debt consisting of Winthrop Lease obligations);

  as a consequence of the occurrence or continuation of any event or condition, (x) the Comp any or any Subsidiary has become or is obligated on or after the Second Standstill Effective Date to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right on or after the Second Standstill Effective Date to require the Company or any Subsidiary to purchase or repay Debt or other amounts before its regular maturity or before its regularly scheduled dates or payment in an aggregate outstanding principal amount of at least $5,000,000 (excluding, in each case, Debt consisting of Winthrop Lease obligations);

  a violation by the Company or a Subsidiary of any term or condition of the Noteholder Consent dated as of July 15, 2002 between the Company and certain of the Noteholders (as supplemented by .that certain Noteholder Consent dated as of August 30, 2002, that certain Noteholder Consent dated as of September 30, 2002 and as further supplemented or amended from time to time, the "Noteholder Consent");

  the expiration (without extension, renewal or replacement on substantially similar terms) or the termination of the Royal Bank of Canada facilities listed on Exhibit B hereto; or

  (a) except as set forth in (vii) directly above, the pre-payment or purchase of (1) any Debt in respect of the facilities listed on Exhibit B hereto, unless in the course of making such payment the Company shall prepay each outstanding Note in a principal amount equal to the ratable portion that such Note represents of all outstanding Debt of the Company (Le., if a certain percentage of a Debt was to be prepaid or purchased, then the same percentage of each Note must be similarly prepaid or purchased), or (2) any Note, unless in the course of making such payment the Company shall prepay each outstanding Note in a principal amount equal to the ratable portion that such Note represents of all outstanding Notes and (b) the pre-payment, purchase, or scheduled payment of any Debt owed directly or indirectly in respect of Senior Officers (including, without limitation, the Comerica obligations).

     "Termination Notice" has the meaning assigned to such term in Section 2(b) of this Second Standstill Agreement.

     "2001 Note Purchase Agreement" has the meaning assigned to such term in the third "whereas" clause of this Second Standstill Agreement.

     "2001 Noteholders" means the parties listed in Schedule C hereto.

     "Winthrop Lease" means the Lease Agreement dated October 3, 2001, from Winthrop Resources Corporation to Seitel, Inc. with respect to computer and related equipment.

2.    STANDSTILL PERIOD.

  Standstill Period. The Noteholders agree, during the Standstill Period, to forbear from exercising any rights and remedies they may have under any or all of the Note Purchase Agreements or any of the Notes or any of the other Financing Documents solely as a result of the existence or occurrence of any Existing Event of Default. The Company acknowledges that upon the termination of the Standstill Period, such forbearance by the Noteholders shall terminate and the Noteholders may immediately exercise, without further notice, any one or more of such rights and remedies without notice or demand in respect of any Default, Event of Default or Existing Event of Default. The Company has indicated that during the Standstill Period it may identify asset sales or alternative financing that will enable it to meet certain of its immediate cash needs, and the Company has indicated that it will present for Noteholder approval any such proposed asset sales or financing arrangements.
  Noteholders' Termination Notice. Notwithstanding anything contained herein to the contrary, at any time that the Noteholders holding more than fifty percent (50%) of the unpaid principal amount of Notes (without regard to Series) shall in their absolute and unfettered discretion deliver written notice (a "Termination Notice") to the Company stating that such Noteholders are terminating this Second Standstill Agreement, any and all of the Noteholders' obligations under this Second Standstill 'Agreement shall terminate in full on the 5th Business Day after sending such Termination Notice, and thereafter any Noteholder shall be 'entitled to immediately exercise, without further notice, any one or more 'rights and remedies that it may have under any of the Note Purchase Agreements, any of the Notes or any of the other Financing Documents.
3.    AMENDMENTS.

     Each of the Note Purchase Agreements and the Notes is hereby amended to effect an increase in the interest rate payable on each Note of twenty-five basis points (0.25%) per annum above the interest rate originally provided for in each such Note, and to change each reference to the interest rate applicable to any Note to such increased interest rate, in each case with respect to the period from July 17, 2002 through and including December 2, 2002. No other action on the part of the Company (including no physical notation on any Note) shall be necessary to give effect to this amendment.

4.    NOTICE OF TERMINATION EVENT.

     The Company shall give each of the Noteholders immediate written notice of the occurrence of any Termination Event.

5.    ADDITIONAL COVENANTS OF COMPANY.
  Override of Certain Financial Covenants. During the period from July 17, 2002 through December 2, 2002, Sections 10.3 through 10.7 of the 1995 Note Purchase Agreement and the 1999 Nose Purchase Agreement, and Sections 11.3 through 11.7 (i.e., "Debt Incurrence," "Liens," "Mergers and Consolidations," "Sale of Assets" and "Restricted Payments" and "Restricted Investments") of the 2001 Note Purchase Agreement, shall be suspended and, in lieu thereof, the Company shall, and shall cause its Subsidiaries to, comply with the provisions of Section 5(b) of this Second Standstill Agreement, provided, however, that no write-down of DDD Energy, Inc. assets or assets constituting the maritime seismic data library on the Company's, a Subsidiary's, or any consolidated, financial statements shall cause any Default or Event of Default under the Note Purchase Agreements or the Notes, or a Termination Event hereunder, during the Standstill Period.

  Supplemental Covenants of the Company. During the period from July 17, 2002 through December 2, 2002, the Company shall not, and shall not permit any Subsidiary (including, without limitation, any Subsidiary organized under the laws of, or otherwise existing or domiciled in, Canada or any province or other jurisdiction therein (the "Canadian Subsidiaries")) to:

    make, directly or indirectly, any Restricted. Payment (references to "Restricted Subsidiaries" in the definition of "'Restricted Payment" being deemed to be references to "Subsidiaries" except for the second reference to "Restricted Subsidiaries" in the parenthetical expression in paragraph (a) of the definition of "Restricted Payment");

    make, directly or indirectly, any Restricted Investment, provided that the Company and the Subsidiaries may make Restricted Investments constituting unsubordinated debt obligations of Unrestricted Subsidiaries during the period from July 17, 2002 through and including December 2, 2002, in an amount limited to (x) an aggregate amount of $5,200,000 of Restricted Investments that are made by the Company and the Restricted Subsidiaries in Seitel Solutions, Ltd. and/or Endeavor Exploration, LLC, (y) an aggregate amount of $2,500,000 of Restricted Investments that may be made by the Company in respect of the Winthrop Lease and (z) to the extent not otherwise available from the Canadian Subsidiaries, an aggregate amount of $1,000,000 of Restricted Investments that are made by the Company and the Restricted Subsidiaries in the Canadian Subsidiaries in respect of a certain lease agreement with I.B.M., provided, however, that Canadian Subsidiaries shall be permitted to make Restricted Investments in other Canadian Subsidiaries in the ordinary course of business of such entities; and provided, however, further that SEIC Business Trust shall be permitted to Effectuate a stock dividend to SEIC Partners Limited Partnership, and in turn, to SEIC, Inc. and to Seitel Canada Holdings, Inc., and that 818312 Alberta Limited shall be permitted to effectuate a stock dividend to Seitel Canada Holdings, Inc., each as deemed necessary to ensure reasonable financial savings;

    ______________________

    1 Provided further, that as set forth in Section 10.9 of the 1995 and 1999 Note Purchase Agreements and Section 11.9 of the 2001 Note Purchase Agreement (and otherwise limited therein), the Company may continue to permit any of the Restricted Subsidiaries to enter into any transaction (with an Affiliate) in the ordinary course of business of the Company or such Restricted Subsidiary upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

    create, incur or assume Debt, provided that the Company and the Subsidiaries (including, without limitation, the Canadian Subsidiaries) shall not be prohibited from drawing amounts available under existing revolving credit lines and facilities and term loans (as in effect on the date hereof) identified as items (3) and (4) o a Exhibit B hereto, and including replacements therefore on substantially similar terms that are subject to the same limits, and provided that the Company and the Subsidiaries (including, without limitation, the Canadian Subsidiaries) shall not be prohibited from maintaining, incurring or renewing up to $1,000,000 in the aggregate of unsecured financing for insurance premiums;

    effectuate any Transfer (including, without limitation, any Transfer involving the assets of DDD Energy, Inc.) except for (A) Transfers of inventory in the ordinary course of business, (B) Transfers to Unrestricted Subsidiaries permitted pursuant to clause (ii) above, (C) Transfers to Wholly-Owned Restricted Subsidiaries in the ordinary course of business, (D) Transfers to Affiliates that constitute joint ventures of the Company or its Subsidiaries with unrelated third parties, which Transfers are made in the ordinary course of business and pursuant to preexisting contractual obligations of the Company and the Subsidiaries, in an aggregate amount for the period from July 17, 2002 through and including December 2, 2002 not to exceed $1,200,000 of capital expenditures for exploration and production activities, and $22,000,000 of capital expenditures for seismic data acquisition projects, and (E) Transfers that have been approved in advance by the Required Noteholders in writing;

    settle, sell, compromise and/or discount any loans made to any current or former officers, directors and/or employees of the Company or any Subsidiary;

    agree upon, effectuate or enter into any 'settlement agreement, compromise, release, indemnity or related agreement with any Senior Officer of the Company or any Subsidiary without first providing twenty (20) days prior written notice to the Noteholders;

    hire, retain, employ or agree to hire, retain or employ any new Senior Officer without first providing twenty (20) days prior written notice to the Noteholders;

    settle, sell, compromise and/or discount any litigation against the Company that has a claimed value of more than $100,000, including, without limitation, any shareholder or class action lawsuits without obtaining the prior written consent of the Required Noteholders; except to the extent the full amount of such settlement is covered by and paid for by insurance (not including any settlements covered by and paid for by directors and officers insurance), in which event no prior consent shall be necessary;

    merge or consolidate with any other Person;

    pay any bonuses, settlement payments, o r pay any advances on commissions, to any Senior Officer of the Company or any Subsidiary, other than such payments that are due and payable during the Standstill Period that are identified on Exhibit C hereto, or which otherwise have been approved in advance by the Required Noteholders in writing; or

    create, incur or assume any Lien upon any of the property or assets of the Company or any Subsidiary, whether now owned or hereafter acquired, except for those Liens permitted by Section 10.4(a) through (i) of the 1995 Note Purchase Agreement and the 1999 Note Purchase Agreement, and Section 11.4(a) through (i) of the 2001 Note Purchase Agreement.

  Advisors. The Company agrees to the hiring or the continued employment, as the case may be, by the Noteholders and their special counsel of (i) a seismic expert and advisor (the "Seismic Advisor") to the Noteholders and their special counsel, provided that the Noteholders shall initially consult with the Company as to the scope of work the Seismic Advisor will undertake and the costs that shall likely be incurred, (ii) the Financial Advisor, (iii) local counsel in one or more applicable states to the Noteholders who can render advice and services in connection with state and local specific law and bankruptcy law (collectively, the "Local Counsel") and (iv) local Canadian counsel to the Noteholders (the "Canadian Counsel") who can render advice and services in connection with Canadian legal issues, and each such advisor shall be selected by the Noteholders in their sole discretion. The Company further agrees to pay all reasonable fees and expenses, in accordance with Section 9 of this Second Standstill Agreement, that are incurred by the Noteholders (or their special counsel) as a result of retaining the Seismic Advisor, the Financial Advisor, Local Counsel and Canadian Counsel. The Company shall provide the Seismic Advisor and the Financial Advisor with full onsite access to the Company's books and records and the opportunity to discuss the Company's financial' condition, performance, financial statements and other matters pertinent to the Noteholders' investment in the Company with its officers, directors, independent accountants and financial advisors in order to permit the Seismic Advisor and the Financial Advisor to fully investigate any matter that arises during their review of the financial information of the Company and its Subsidiaries. Neither the Seismic Advisor nor the Financial Advisor shall have any duty to share its work product with, or accept instructions from, the Company or any other Person working on the Company's behalf.
  Joint Ventures. Neither the Company nor any .Subsidiary (including, without limitation, DUD Energy, Inc.) shall enter into any joint venture or similar arrangement with any Person (including, without limitation, with Rising Star Energy, L.L,C. and/or any Affiliates thereof) without the prior written consent of the Required Noteholders, to be granted or withheld in their reasonable discretion.
  Certain Interest Payments. The Company shall pay in cash to the Noteholders in respect of the Notes (i) ratable interest on the Notes monthly on the second of each month commencing with November 2, 2002 or the first Business Day thereafter, through the conclusion of the respective terms of the Notes as provided in the Note Purchase Agreements and (ii) at the time or times provided in Section 2(c) of the Noteholder Consent, the amount of interest due on the Notes at such time or times. Notwithstanding the provisions in the Note Purchase Agreements, during the Standstill Period, any failure to pay interest pursuant to this section 5(e) for more than two (2) Business Days after the same becomes due and payable shall be deemed to be Event of Default.

  Additional Information. The Company shall promptly deliver to each Noteholder (i) a copy of any report prepared by any third party for the benefit of the Company or any of its Subsidiaries other than by legal counsel for the Company in a situation in which the delivery of materials may be deemed to be a waiver of the attorney-client privilege or the solicitor-client privilege, as the case may be, provided that the Company shall endeavor to provide information by redacting privileged portions; and (ii) such data and information as any Noteholder may request, including, without limitation, data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries or relating to litigation involving the Company, its Subsidiaries or any present or former directors or Senior Officers, or relating to the ability of the Company to perform its obligations hereunder and under the Financing Documents or the ability of any Subsidiary Guarantor to perform its obligations under any Subsidiary Guaranty.
6.    REPRESENTATIONS AND WARRANTIES.

     To induce the Noteholders to enter into this Second Standstill Agreement, the Company represents and warrants, as of the Second Standstill Effective Date, as follows:

  the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

  each of the Subsidiaries is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

  the execution and delivery of this Second Standstill Agreement is within the corporate powers of the Company and each Subsidiary Guarantor, has been duly authorized by the Company and each Subsidiary Guarantor and constitute a valid and binding obligation of the Company and each Subsidiary Guarantor, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and except that such enforceability is subject to the availability of equitable remedies;

  the execution and delivery of this Second Standstill Agreement does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any property of the Company or any Subsidiary Guarantor under the provisions of, any agreement, charter instrument, bylaw or other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company, any of its Subsidiaries, or any of their respective properties may be bound;

  each of the Notes, the Note Purchase Agreements and the other Financing Documents to which the Company and each Subsidiary Guarantor is a party, as modified by this Second Standstill Agreement, constitutes a valid and binding obligation of the Company and such Subsidiary Guarantor party thereto, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and except that such enforceability is subject to the availability of equitable remedies;

  except with respect to Existing Events of Default, there are, to the best present actual knowledge of the Company, no Defaults or Events of Default in existence on the Second Standstill Effective Date (although the Company continues its investigation and diligence into certain matters that may reveal the existence of additional Defaults or Events of Default); and

  except as disclosed on Exhibit B hereto, neither the Company nor any Subsidiary has any Debt to any Person or group of Persons that is outstanding (including any drawn or undrawn facilities providing for the incurrence of Debt) in an aggregate principal amount with respect to such Person or group of Persons of more than $5,000,000.

7.    NONWAIVER AND NO AMENDMENT.

     TIME IS OF THE ESSENCE WITH RESPECT TO ALL COVENANTS, CONDITIONS, AGREEMENTS, AND OTHER PROVISIONS HEREIN. Except as otherwise expressly provided for in this Second Standstill Agreement, the terms of this Second Standstill Agreement shall not operate as a waiver by any of the Noteholders of, or otherwise prejudice, the Noteholders' rights, remedies or powers under the Notes, the Note Purchase Agreements, the other Financing Documents, the Noteholder Consent or applicable law. With respect to any Event of Default under any of the Note Purchase Agreements, as modified by this Second Standstill Agreement, other than any Existing Event of Default, any of the Noteholders may exercise the rights, remedies and powers provided in such Note Purchase Agreement and the other Financing Documents in accordance with tire terms of such documents regardless of whether such Event of Default shall exist on the date hereof or come into existence during the Standstill Period. Except to the extent expressly provided for herein, this Second Standstill Agreement shall not operate to waive or otherwise prejudice any rights which the Noteholders may have against the Company, any party to a Subsidiary Guaranty or any other Person arising under the Note Purchase Agreements, the Notes, the other Financing Documents, the Noteholder Consent or otherwise.

     Except as expressly provided herein, no terms or provisions of the Note Purchase Agreements, the Notes, the other Financing Documents or the Original Standstill Agreement are modified or changed by this Second Standstill Agreement, and all of the terms and provisions of the Note Purchase Agreements, the Notes, the other Financing Documents and the Original Standstill Agreement shall continue in full force and effect. The Company and the parties to the Subsidiary Guaranties hereby acknowledge and reaffirm all of their respective obligations and duties under each of the Note Purchase Agreements, the Notes and the other Financing Documents to which each is a party, as each such Financing Document is modified by this Second Standstill Agreement.

8.    SECOND STANDSTILL EFFECTIVE DATE.

     The "Second Standstill Effective Date" shall be the first date on which the Company and the Required Noteholders each shall have executed and delivered this Second Standstill Agreement and the Company shall have paid the fees and expenses to be paid on behalf of the Noteholders pursuant to Section 9 of this Second Standstill Agreement (to the extent a statement therefor has been presented to the Company on or prior to the Second Standstill Effective Date).

9.    EXPENSES AND FEES.

     Without limiting anything set forth in the Note Purchase Agreements, the Company hereby agrees to pay promptly all reasonable costs and expenses of the Noteholders (it being understood and agreed by the Company that the Noteholders shall have wide latitude on the scope and depth of legal analysis they obtain from their legal and financial advisors to evaluate, explore, and protect Noteholder interests regarding the Company and the Notes in light of existing defaults, accounting and executive officer irregularities, and related matters affecting the Company's business plan, viability, and restructuring prospects), including, without limitation, the fees and expenses of (a) Bingham McCutchen LLP, special counsel to the Noteholders, (b) the Financial Advisor, (c) the Seismic Advisor, (d) the Local Counsel and (e) the Canadian Counsel, and also including the reasonable out-of-pocket travel and other expenses of the Noteholders incurred in connection with this Second Standstill Agreement and the collection of any sum owed to any of the Noteholders by the Company and in otherwise assessing, analyzing, evaluating, protecting, asserting, defending or enforcing any rights or remedies which are or may be available to the Noteholders, including, without limitation, representatives of the Noteholders in any bankruptcy proceeding. Any statement or invoice for fees and expenses rendered by any advisor to the Noteholders shall be sent to the Company with a copy provided to the Steering Committee and shall be payable by the Company within five (5) Business Days of receiving any statement; or invoice therefor together with a statement to the effect that such invoice or statement was approved by the Noteholders. As between the Noteholders and their advisors, such approval will be deemed to have occurred if the Steering Committee shall not have affirmatively objected to such statement or invoice within three (3) Business Days after such statement or invoice was sent, and thus, if after such three (3) Business Days, no objection shall have been received, such advisor may submit its statement or invoice to the Company stating that the Noteholders have approved such statement or invoice.

10.    RATIFICATION, ETC.

  The Company hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each of the Note Purchase Agreements, the Notes and the other Financing Documents and any document or instrument delivered pursuant to or in connection with the Financing Documents and acknowledges (i) that all such instruments and documents shall continue in full force and effect and (ii) that as of the Second Standstill Effective Date, it has no knowledge of any claim or cause of action it may have against any Noteholder (or any of its respective directors, officers, employees or agents) or any offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to any Noteholder nor does it have any intention of bringing any such claim or cause of action against any Noteholder in respect of the foregoing.

  Each Subsidiary Guarantor hereby adopts again, ratifies and confirms, as its own act and deed, its respective Subsidiary Guaranty and the other instruments or documents delivered in connection with such Subsidiary Guaranty and purported to be executed by it and acknowledges (i) that its respective Subsidiary Guaranty and other related instruments and documents shall continue in full force and effect and (ii) that as of the Second Standstill Effective Date, it has no knowledge of any claim or cause of action it may have against any Noteholder (or any of its respective directors, officers, employees or agents) or any offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to any Noteholder nor does it have any intention of bringing any such claim or cause of action against any Noteholder in respect of the foregoing.

  The Company and each Subsidiary Guarantor hereby waives all suretyship defenses of whatsoever nature arising out of any Noteholder's dealings with the Company or any such Subsidiary Guarantor in respect of the Note Purchase Agreements, the Notes, the Subsidiary Guaranties or any other Financing Document or otherwise.

  This Second Standstill Agreement shall not, under any jurisdiction whatsoever, be deemed to be or be construed as a novation of the respective rights and obligations of the parties hereto under the Note Purchase Agreements, the Notes, or any of the Financing Documents. All guarantees, including the Subsidiary Guaranties, existing as of the date hereof among the parties hereto (including their successors and assigns) shall remain valid and enforceable and shall continue to secure the obligations of the Company pursuant to the Note Purchase Agreements and the votes.

11.    ACKNOWLEDGEMENT OF COMPANY.

     The Company acknowledges that (a) except as expressly set forth herein, none of the Noteholders has agreed to (and none has any obligation whatsoever to discuss, negotiate or agree to) any other restructuring, modification, amendment, waiver or forbearance with respect to the Notes or the Note Purchase Agreements; (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Notes, the Note Purchase Agreements or any of the Financing Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each party hereto; (c) the execution and delivery of this Second Standstill Agreement has not established any course of dealing between the parties hereto or created any obligation or agreement of any Noteholder with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Notes, the Note Purchase Agreements or any of the Financing Documents; and (d) the Noteholders assert that they have heretofore properly performed and satisfied in a timely manner all of their respective obligations, if any, to the Company and each Subsidiary Guarantor, and neither the Company nor any Subsidiary Guarantor refutes such assertion as of the Second Standstill Effective Date.

12.    INDEMNIFICATION.

     From and at all times after the Second Standstill Effective Date, and in addition to all of the Noteholders' other rights and remedies against the Company and the Subsidiary Guarantors, the Company and each Subsidiary Guarantor agrees to indemnify and hold harmless each of the Noteholders and each director, officer, employee, agent, investment advisor and affiliate of each such. Noteholder against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against such Noteholder or any such director, officer, employee, agent or affiliate, from and after the date hereof, whether direct or indirect, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Second Standstill Agreement or the other Financing Documents or any transactions contemplated herein or therein, or any of the transactions contemplated' hereunder, whether or not such Noteholder or any such director, officer, employee, agent or affiliate is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct, gross negligence or bad faith of such indemnified party. All of the foregoing losses, damages, costs and expenses of any Noteholder shall be payable as and when incurred upon demand by such Noteholder and shall be additional obligations hereunder. The obligations of the Company and the Subsidiary Guarantors and the rights of the Noteholders under this Section 12 shall survive payment of the Notes and the termination of this Second Standstill Agreement.

13.    HEADINGS.

     All headings and captions preceding the text of the several Sections of this Second Standstill Agreement are intended solely for the convenience of reference and shall not constitute a part of this Second Standstill Agreement nor shall they affect its meaning, construction or effect.

14.    ENTIRE AGREEMENT.

     This Second Standstill Agreement, the Note Purchase Agreement, the Notes and the other Financing Documents, as amended to the date hereof, embody the entire agreement and understanding between the Noteholders, the Company and the parties to the Subsidiary Guaranties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof except as otherwise stated in Section 7 hereof.

15.    GOVERNING LAW.

     This Second Standstill Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

16.    DIRECTLY OR INDIRECTLY.

     Where any provision in this Second Standstill Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership or limited liability company in which such Person is a general partner or managing member, as applicable.

17.    NO THIRD PARTY BENEFICIARIES.

     This Second Standstill Agreement is solely for the benefit of the Noteholders hereto and their respective successors and assigns, and the Company to the extent specifically provided herein, but is not for the benefit of any other Person or entity, including, without limitation, any guarantor of the obligations of the Company (except to the extent specifically provided herein). No other Persons are intended to be third-party beneficiaries hereunder or to have any right, benefit, priority or interest under, or shall have any right to enforce this Second Standstill Agreement.

18.    COUNTERPARTS.

     This Second Standstill Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. An executed copy of this Second Standstill Agreement sent by facsimile shall be effective as an original.

19.    NOTICES.

     All communications under this Second Standstill Agreement shall be made in accordance with the Note Purchase Agreements.

20.    SEVERABILITY.

     Any provision of this Second Standstill Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(Remainder of page intentionally left blank. Next page is signature page,]

    IN WITNESS WHEREOF, the parties hereto have caused this Second Standstill Agreement to be executed by their authorized officers as of the date first written above.

SEITEL, INC.

By   /s/ Fred Zeidman
Name:      Fred E. Zeidman
Title         Chairman of the Board

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY
By:         David L. Babson & Company Inc. as
              Investment Adviser

By  /s/ Richard B. McGauley
Name:     Richard B. McGauley
Title:        Managing Director

C.M. LIFE INSURANCE COMPANY
By:         David L. Babson and Company Inc. as
              Investment Sub-Adviser

By  /s/ Richard B. McGauley
Name:     Richard B. McGauley
Title:        Managing Director

MASSMUTUAL ASIA LIMITED
By:         David L. Babson & Company Inc. as
              Investment Adviser

By   /s/ Richard B. McGauley
Name:     Richard B. McGauley
Title:        Managing Director

J. ROMEO & CO. AS NOMINEE FOR
MONY LIFE INSURANCE COMPANY OF AMERICA

By  /s/
         as partner for J. Romeo & Co.
Name:
Title:

J. ROMEO & CO. AS NOMINEE FOR
MONY LIFE INSURANCE COMPANY OF AMERICA

By  /s/
         as partner for J. Romeo & Co.
Name:
Title:

PAN-AMERICAN LIFE INSURANCE
COMPANY

By

SUNAMERICA LIFE INSURANCE COMPANY
By:    AIG Global Investment Corp,
         Investment Adviser

By
Name:
Title:

FIRST SUNAMERICA LIFE
INSURANCE COMPANY

By
Name:
Title:

UNITED OF OMAHA LIFE INSURANCE
COMPANY

By  /s/ Curtis R. Caldwell
Name:      Curtis R. Caldwell
Title:         Vice President

PRINCIPAL LIFE INSURANCE COMPANY
By:     Principal Global Investors, LLC, a
           Delaware limited liability company, its
           authorized signatory

By  /s/
Name:
Title:

By  /s/
Name:
Title:

PRINCIPAL LIFE INSURANCE COMPANY,
ON BEHALF OF ONE OR MORE SEPARATE
ACCOUNTS
By:     Principal Global Investors, LLC, a
           Delaware limited liability company, its
           authorized signatory

By  /s/
Name:
Title:

By  /s/
Name:
Title:

CGU LIFE INSURANCE COMPANY OF
AMERICA, a Delaware corporation (formerly
known as Commercial
Union Life Insurance Company of America)

By:     Principal Global Investors, LLC,
           a Delaware limited liability company,
           its attorney in fact

By  /s/
Name:

ALLSTATE LIFE INSURANCE COMPANY

By  /s/
Name:
Title:

By  /s/
Name:
Title:

ALLSTATE LIFE  INSURANCE COMPANY
OF NEW YORK

By  /s/
Name:
Title:

By  /s/
Name:
Title:

PHOENIX LIFE INSURANCE COMPANY

By  /s/ Christopher Wilkos
Name:     CHRISTOPHER M. WILKOS
Title:         Senior Vice President

RELIASTAR LIFE INSURANCE
COMPANY
By:         ING Investment Management, LLC,
              as Agent

By  /s/ James V. Wittich
Name:         James V. Wittich
Title:            Senior Vice President

RELIASTAR LIFE INSURANCE
COMPANY (fka Northern Life Insurance
Company)
By:         ING Investment Management, LLC,
              as Agent

By:  /s/ James V. Wittich
Name:         James V. Wittich
Title:           Senior Vice President

RELIASTAR LIFE INSURANCE
COMPANY OF NEW YORK
By:         ING Investment Management LLC, as
             Agent

By:  /s/ James V. Wittich
Name:         James V. Wittich
Title:           Senior Vice President

PROVIDENT LIFE AND ACCIDENT
INSURANCE COMPANY
THE PAUL REVERE LIFE INSURANCE
COMPANY
Severally By:         Provident Investment
                                Management, LLC
Their:     Agent

By:
Name:
Title:

SECURITY CONNECTICUT LIFE
INSURANCE COMPANY
By:     INC Investment Management LLC, as
           Agent

By:  /s/ James V. Wittich

Name:         James V. Wittich
Title.           Senior Vice President

TRUSTMARK LIFE INSURANCE CO.

By  /s/ Jerry Hitpas
Name:   Jerry Hitpas
Title:      Sr. Vice President of Investments

REPUBLIC WESTERN INSURANCE
COMPANY

By  /s/ Kristin Spears
Name:         Kristin Spears
Title:            VP Treasury

UNITED LIFE INSURANCE COMPANY

By  /s/ John A. Rife
Name:         John A. Rife
Title:            President/CEO

THE GUARDIAN INSURANCE &
ANNUITY COMPANY, INC.

By  /s/ Thomas M. Donohue
Name:         Thomas M. Donohue
Title:            Managing Director

FORT DEARBORN LIFE INSURANCE
COMPANY
By:         Guardian Investor Services LLC

By  /s/ Thomas M. Donohue
Name:         Thomas M. Donohue
Title:            Managing Director

THE GUARDIAN LIFE INSURANCE
COMPANY OF AMERICA

By  /s/ Thomas M. Donohue
Name:         Thomas M. Donohue
Title:            Managing Director

BERKSHIRE LIFE INSURANCE
COMPANY OF AMERICA

By  /s/ Thomas M. Donohue
Name:         Thomas M. Donohue
Title:            Managing Director

NATIONWIDE LIFE INSURANCE
COMPANY

By  /s/ Joseph P. Young
Name:         Joseph P. Young
Title:           Credit Officer
                   Fixed Income Securities

NATIONWIDE LIFE AND ANNUITY
INSURANCE COMPANY

By  /s/ Joseph P. Young
Name:         Joseph P. Young
Title:            Credit Officer
                   Fixed Income Securities

CONNECTICUT GENERAL LIFE
INSURANCE COMPANY
By:     CIGNA Investments, Inc.
           (authorized agent)

By  /s/ Robert W. Eccles
Name:         Robert W. Eccles
Title:            Managing Director

LIFE INSURANCE COMPANY OF NORTH
AMERICA
By:     CIGNA Investments, Inc.
           (authorized agent)

By  /s/ Robert W. Eccles
Name:         Robert W. Eccles
Title:            Managing Director

LONESTAR PARTNERS, L.P.

By  /s/ Jerome L. Simon
Name:         Jerome L. Simon
Title:            Portfolio Manager

COHANZICK HIGH YIELD PARTNERS,
LP

By  /s/ David K. Sherman
Name:          David K. Sherman
Title:             Authorized Agent

COHANZICK CREDIT
OPPORTUNITIES FUND, LTD.

By  /s/ David K. Sherman
Name:          David K. Sherman
Title:             Authorized Agent

AMERICAN INVESTORS LIFE INSURANCE
COMPANY
By:     AmerUs Capital Management Group,
           Inc., its authorized attorney-in-fact

By  /s/ Roger D. Fors
Name:         Roger D. Fors
Tit1e:          V.P. Investment Management & Research

Accepted and Agreed:

SEITEL DATA CORP.

By:  /s/ Fred S. Zeidman
Name: Fred S. Zeidman
Title: Chairman of the Board

SEITEL DATA, LTD.

By:  /s/ Fred S. Zeidman
Name: Fred S. Zeidman
Title: Chairman of the Board

N360X, L.L.C.

By:  /s/ Fred S. Zeidman
Name: Fred S. Zeidman
Title: Chairman of the Board

SEITEL MANAGEMENT, INC.

By:  /s/ Fred S. Zeidman
Name: Fred S. Zeidman
Title: Chairman of the Board

SEITEL GEOPHYSICAL, INC.
DDD ENERGY, INC.
SEITEL GAS & ENERGY CORP.
SEITEL POWER CORP.
SEITEL NATURAL GAS, INC.
MATRIX GEOPHYSICAL, INC.
EXSOL, INC.
DATATEL, INC.
SEITEL OFFSHORE CORP.
SEITEL INTERNATIONAL, INC.
AFRICAN GEOPHYSICAL, INC.
GEO-BANK, INC.
ALTERNATIVE COMMUNICATION
   ENTERPRISES, INC.
SEITEL DELAWARE, INC.

 By:  /s/ Fred S. Zeidman
Name: Fred S. Zeidman
Title: Chairman of the Board

EXHIBIT A
EXISTING EVENTS OF DEFAULT

A.    1995 Note Purchase Agreement

  The failure of the Company to comply with Section 10.2 for the period of four consecutive fiscal quarters ended on each of March 31, 2002, June 30, 2002 and September 30, 2002.

  The failure of the Company to comply with Section 10.3(a) as of June 30, 2002 and September 30, 2002 without giving effect to the Original Standstill Agreement.

  The failure of the Company to comply with Section 10.7(a) by making Restricted Payments and/or Restricted Investments through June 30, 2002 and September 30, 2002 that exceeded the permissible amount under Section 10.7(a) without giving effect to the Original Standstill Agreement.
B.    1999 Note Purchase Agreement
  The failure of the company to comply with Section 10.1 as of June 30, 2002 and September 30, 2002 without giving effect to the Original Standstill Agreement.

  The failure of the Company to comply with Section 10.2 for the period of four consecutive fiscal quarters ended on each of March 31, 2002, June 30, 2002 and September 30, 2002.

  The failure of the Company to comply with Section 10.3(a) as of June 30, 2002 and September 30, 2002 without giving effect to the Original Standstill Agreement.

  The failure of the Company to comply with Section 1117(a) by making Restricted Payments and/or Restricted Investments through March 31, 2002, June 30, 2002 and September 30, 2002 that exceeded the permissible amount under Section 10.7(a) without giving effect to the Original Standstill Agreement.
C.    2001 Note Purchase Agreement
  The failure of the Company to comply with Section 11.1 as of June 30, 2002 and September 30, 2002 without giving effect to the Original Standstill Agreement.

  The failure of the Company to comply with Section 11.2 for the period of four consecutive fiscal quarters ended on each of March 31, 2002, June 30, 2002 and September 30, 2002.

  The failure of the Company to comply to Section 11.3(a) as of June 30, 2002 and September 30, 2002 without giving effect to the Original Standstill Agreement.

  The failure of the Company to comply with Section 11.7(a) by making Restricted Payments and/or Restricted Investments through June 30, 2002 and September 30, 2002 that exceeded the permissible amount under Section 11.7(a) without giving effect to the Original Standstill Agreement.
D.    Default under facility with Heller Financial Services Inc. in the principal amount of approximately $100004000.00.

E.    Default under guaranty to BankOne NA in the approximate amount of $540,000.00 of the obligations thereto of Paul Frame.

Note: The covenant compliance for the 1995 Note Purchase Agreement;, the 1999 Note Purchase Agreement and the 2001 Note Purchase Agreement have been calculated based on actual results as of and for the quarter ended June 30, 2002 and estimated results as of and for the quarter ended September 30, 2002. Such results have not been adjusted to exclude any amounts related to the marine seismic impairment or the oil & gas property impairments recorded by the Company in the quarter ended June 30, 2002.

EXHIBIT B
OUTSTANDING DEBT

1.    Heller Financial Services Inc. in the amount of approximately $10,000,000, which obligation is secured by certain assets of the Company and/or the Subsidiaries

2.    Alliance Agreement entered into as of December 1, 1999 between GECO-PRAKLA, a Division of Schlumberger Technology Corporation, and Seitel Data, Ltd. in the amount of approximately $5,000,000 (for acquisition costs of data in connection with data shoots undertaken in 2000 and 2001)

3.    Royal Bank of Canada term loan in the outstanding principal amount of approximately (Canadian) $3,500,000, secured by certain assets of the Company and/or the Subsidiaries

4.    Royal Bank of Canada revolving loan in the outstanding principal amount as of June 30, 2002 of approximately (Canadian) $3,600,000 (with a maximum principal amount of (Canadian) $5,000,000) with Olympic Seismic Ltd., secured by certain assets of the Company and/or the Subsidiaries

5.    Lease Agreement dated October 3, 2001 from Winthrop Resources Corporation to Seitel, Inc. with respect to computer and related equipment

6.    Guaranty to Bank One NA in the approximate amount of $540,000.00 of the obligations thereto of Paul Frame (subject to litigation).

EXHIBIT C
CERTAIN COMPENSATION CONTRACTS

Payment not in excess of $100,000 per quarter pursuant to the existing Employment Agreement with Kevin Fiur.

Payment of amounts owed in respect of the sale of certain DDD Energy, Inc. assets pursuant to an Employment Agreement dated February 12, 2001 between Matt Ramsey and DDD Energy, Inc. and Severance Agreement dated August 16, 2002.

Payment of amounts owed in respect of the sale of certain DDD Energy, Inc. assets pursuant to an Employment Agreement dated January 1, 2002 between Lynn Conine and DDD Energy, Inc. and Severance Agreement dated August 16, 2002.

SCHEDULE A
1995 NOTEHOLDERS

Massachusetts Mutual Life Insurance Company

SunAmerica Life Insurance Company

First SunAmerica Life Insurance Company

MONY Life Insurance Company

MONY Life Insurance Company of America

United of Omaha Life Insurance Company

Pan-American Life Insurance Company

SCHEDULE B
1999 NOTEHOLDERS

Principal Life Insurance Company

Principal Life Insurance Company, on behalf of one or more separate accounts

CGU Life Insurance Company of America

Allstate Life Insurance Company

Allstate Life Insurance Company of New York

Provident Life and Accident Insurance Company

The Paul Revere Life Insurance Company

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

United of Omaha Life Insurance Company

Phoenix Life Insurance Company

Reliastar Life Insurance Company

Northern Life Insurance Company

Reliastar Life Insurance Company of New York

Security Connecticut Life Insurance Company

Trustmark Life Insurance Co.

Pan-American Life Insurance Company

Republic Western Insurance Company

Oxford Life Insurance Company

United Life Insurance Company

Lonestar Partners LP

Cohanzick High Yield Partners LP

Cohanzick Credit Opportunities Fund LP

SCHEDULE C
2001 NOTEHOLDERS

The Guardian Insurance & Annuity Company

Fort Dearborn Life Insurance Company

The Guardian Life Insurance Company of America

Berkshire Life Insurance Company of America

MONY Life Insurance Company

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Connecticut General Life Insurance Company

Life Insurance Company of North America

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

MassMutual Asia Limited

Allstate Life Insurance Company

Principal Life Insurance Company

Phoenix Life Insurance Company

American Investors Life Insurance Company